Exhibit 10.1

Approval Notice of Credit Line

I.	With respect to the proposed transactions between your company/your good self and our Bank, the approved terms and conditions are as follows:

Transaction Type	Credit Line	Draw Term Interest Rate	Method of Utilization/Note
1. Credit Facility Limit
(1) Short-term loans	NTD 100,000,000	Three (3) month draw term; interest rate to be negotiated for each draw (currently around 2.5%)	Revolving credit line
Total	NTD 100,000,000

Credit Facility Maturity Date: October 31, 2026

Repayment Method:

Interest on the above borrowings shall be paid monthly, and the principal shall be repaid in full upon maturity.

Other Conditions:

(1)  Quarterly inward remittances shall be no less than NTD 700,000,000, of which at least NTD 200,000,000 must be from non-affiliated parties.

(2)  The average monthly deposit balance shall be no less than NTD 50,000,000.

(3)  Prime World International Holdings Ltd. shall provide board meeting minutes and a letter of responsibility; if documents are not provided on the Bank’s standard forms, they must be reviewed by the Bank’s Legal & Compliance Department.

(4)  Applied Optoelectronics, Inc. shall maintain a 100% shareholding ratio in Prime World International Holdings Ltd. at all times.

(5)  The facility may only be utilized when the borrower’s working capital reaches NTD 5.1 billion or above.

(6) A facility setup fee of NTD 500,000 shall be charged.

II.	In the event that, due to market factors, the Bank encounters difficulty in obtaining funds or the approved terms no longer adequately reflect the Bank’s funding costs, the Bank reserves the right to adjust the loan disbursement, utilization method, and to renegotiate the applicable interest rate and/or fees.

III.	Please provide the required documents so that the relevant agreements may be executed.

Kind Regards	Customer Confirmation with Signature
Prime World International Holdings Ltd. Date: October 20, 2025	The company/I have fully understood the above content and agreed that it is a part of the agreement signed with the Bank.

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Approval Notice of Credit Line

I.	With respect to the proposed transactions between your company/your good self and our Bank, the approved terms and conditions are as follows:

Transaction Type	Credit Line	Draw Term Interest Rate	Method of Utilization/Note
1. Memo Credit Line Limit
(1) Derivatives Facility – Hedging	USD 2,000,000		may be used to enter into foreign-exchange-linked products
Total	USD 2,000,000

Credit Facility Maturity Date: October 31, 2026

Repayment Method:

To be administered in accordance with the Bank’s applicable policies and procedures.

Additional (special) condition:

(1)  If the MTM loss exceeds 30% of the approved hedging facility amount, the excess portion must be covered by posting additional margin or by pledging deposits within two (2) business days.

II.	In the event that, due to market factors, the Bank encounters difficulty in obtaining funds or the approved terms no longer adequately reflect the Bank’s funding costs, the Bank reserves the right to adjust the loan disbursement, utilization method, and to renegotiate the applicable interest rate and/or fees.

III.	Please provide the required documents so that the relevant agreements may be executed.

Kind Regards	Customer Confirmation with Signature
Prime World International Holdings Ltd. Date: October 20, 2025	The company/I have fully understood the above content and agreed that it is a part of the agreement signed with the Bank.

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